EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and any subsequent amendments thereto, and have duly executed this joint filing agreement as of the date set forth below.

Dated: September 26, 2023

CK WHEELS LLC

By:	/s/ Thomas La Macchia
Name:	Thomas LaMacchia
Title:	Authorized Signatory

By:	/s/ Laura L. Torrado
Name:	Laura L. Torrado
Title:	Authorized Signatory

CK OPPORTUNITIES GP, LLC

By:	/s/ Thomas La Macchia
Name:	Thomas LaMacchia
Title:	Authorized Signatory

By:	/s/ Laura L. Torrado
Name:	Laura L. Torrado
Title:	Authorized Signatory

CERTARES OPPORTUNITIES LLC

By: CERTARES MANAGEMENT LLC, its Sole Member,

By:	/s/ Thomas La Macchia
Name:	Thomas LaMacchia
Title:	Managing Director & General Counsel

KNIGHTHEAD OPPORTUNITIES CAPITAL MANAGEMENT, LLC

By:	/s/ Laura L. Torrado
Name:	Laura L. Torrado
Title:	General Counsel